As filed with the Securities and Exchange Commission on May 12, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

U.S. Auto Parts Network, Inc.

(Exact name of registrant as specified in its charter)

Delaware	68-0623433
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

16941 Keegan Avenue, Carson, California	90746
(Address of principal executive offices)	(Zip code)

U.S. Auto Parts Network, Inc. 2007 Omnibus Incentive Plan

(Full title of the plan)

Shane Evangelist Chief Executive Officer U.S. Auto Parts Network, Inc. 16941 Keegan Avenue Carson, California 90746 (Name and Address of agent for service)	With a copy to: Matthew T. Browne, Esq. Nathan J. Nouskajian, Esq. Cooley LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000

(310) 735-0085

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common stock, $0.001 par value, issuable pursuant to the U.S. Auto Parts Network, Inc. 2007 Omnibus Incentive Plan	1,500,000 shares (3)	$2.045	$3,067,500	$356.45

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock (the “Common Stock”) that become issuable under the U.S. Auto Parts Network, Inc. 2007 Omnibus Incentive Plan (the “2007 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2)	This estimate is made pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on May 8, 2015, as reported on the Nasdaq Stock Market.
(3)	Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2007 Plan on January 4, 2015 pursuant to an “evergreen” provision contained in the 2007 Plan. Pursuant to such provision, on the first day of each fiscal year commencing in 2008 and ending on January 1, 2017, the number of shares authorized for issuance under the 2007 Plan is automatically increased by a number equal to the lesser of (i) 1,500,000 shares of Common Stock, (ii) 5% of the number of shares of Common Stock outstanding on the last day of the immediately preceding fiscal year or (iii) a lesser number of shares of Common Stock that may be determined each year by the Registrant’s Board of Directors.

INCORPORATION BY REFERENCE OF

CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8

This Registration Statement on Form S-8 is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same benefit plan is effective. This Registration Statement on Form S-8 registers the offer and sale of an additional 1,500,000 shares of Common Stock for issuance under the 2007 Plan. The Registrant previously registered shares of Common Stock for issuance under the 2007 Plan on May 2, 2011 (File No. 333-173851), March 16, 2010 (File No. 333-165493), March 26, 2009 (File No. 333-158224), March 28, 2008 (File No. 333-149973) and May 23, 2007 (File No. 333-143179). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

Item 8.	Exhibits.

Exhibit No.	Description	Where Located

4.1	Second Amended and Restated Certificate of Incorporation of the Registrant	Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 2, 2007

4.2	Amended and Restated Bylaws of the Registrant	Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 2, 2007

4.3	Certificate of Designation, Preferences and Rights of the Series A Convertible Preferred Stock of the Registrant	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 25, 2013

4.4	Specimen common stock certificate	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-138379), initially filed with the Securities and Exchange Commission on November 2, 2006, as amended

5.1	Opinion of Cooley LLP	Filed herewith

23.1	Consent of Deloitte & Touche LLP	Filed herewith

23.2	Consent of Cooley LLP (contained in Exhibit 5.1 to this registration statement)	Filed herewith

24.1	Power of Attorney (included in the signature pages to this registration statement)	Filed herewith

99.1	U.S. Auto Parts Network, Inc. 2007 Omnibus Incentive Plan and forms of agreements thereunder	Incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-138379), initially filed with the Securities and Exchange Commission on November 2, 2006, as amended

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carson, State of California on May 12, 2015.

U.S. AUTO PARTS NETWORK, INC.

By:	/s/ Shane Evangelist
Shane Evangelist
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned officers and directors does hereby constitute and appoint Shane Evangelist and Neil Watanabe, and each of them, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Shane Evangelist Shane Evangelist	Chief Executive Officer and Director (principal executive officer)	May 12, 2015

/s/ Neil Watanabe Neil Watanabe	Chief Financial Officer (principal financial and accounting officer)	May 12, 2015

/s/ Robert J. Majteles Robert J. Majteles	Chairman of the Board	May 12, 2015

/s/ Joshua L. Berman Joshua L. Berman	Director	May 12, 2015

/s/ Frederic W. Harman Frederic W. Harman	Director	May 12, 2015

/s/ Jay K. Greyson Jay K. Greyson	Director	May 12, 2015

/s/ Sol Khazani Sol Khazani	Director	May 12, 2015

/s/ Warren B. Phelps III Warren B. Phelps III	Director	May 12, 2015

/s/ Barbara Palmer Barbara Palmer	Director	May 12, 2015

/s/ Bradley E. Wilson Bradley E. Wilson	Director	May 12, 2015

EXHIBIT INDEX

Exhibit No.	Description	Where Located

4.1	Second Amended and Restated Certificate of Incorporation of the Registrant	Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 2, 2007

4.2	Amended and Restated Bylaws of the Registrant	Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 2, 2007

4.3	Certificate of Designation, Preferences and Rights of the Series A Convertible Preferred Stock of the Registrant	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 25, 2013

4.4	Specimen common stock certificate	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-138379), initially filed with the Securities and Exchange Commission on November 2, 2006, as amended

5.1	Opinion of Cooley LLP	Filed herewith

23.1	Consent of Deloitte & Touche LLP	Filed herewith

23.2	Consent of Cooley LLP (contained in Exhibit 5.1 to this registration statement)	Filed herewith

24.1	Power of Attorney (included in the signature pages to this registration statement)	Filed herewith

99.1	U.S. Auto Parts Network, Inc. 2007 Omnibus Incentive Plan and forms of agreements thereunder	Incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-138379), initially filed with the Securities and Exchange Commission on November 2, 2006, as amended